                                                                    EXHIBIT 4.4

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                                  COBANK, ACB

              FIRST AMENDMENT AND SUPPLEMENT TO SECURITY AGREEMENT


STATE OF LOUISIANA        )
                          )
PARISH OF CALCASIEU       )


       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO SECURITY AGREEMENT (this "First Amendment") is made and entered into as of May 15, 1996, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY (the "Debtor") having its place of business (or chief executive office if more than one place of business) located at P.O. Box 3709, Lake Charles, Louisiana 70602 and whose taxpayer identification number is 72-1265201, and COBANK, ACB, formerly known as the National Bank for Cooperatives (the "Secured Party"), whose mailing address is 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339.

                                   RECITALS:

       WHEREAS, CTC Financial, Inc. (the "Borrower") and the Secured Party entered into that certain Loan Agreement, dated as of September 27, 1994 (the "Original Loan Agreement"); and

       WHEREAS, as security for the Borrower's obligations under the Original Loan Agreement, the Secured Party executed and delivered that certain Security Agreement, dated as of September 27, 1994 (the "Security Agreement"), pursuant to which the Debtor granted to the Secured Party a first priority security interest and lien on the property described therein; and

       WHEREAS, the Borrower and the Secured Party are entering into (i) that certain Amended and Restated Loan Agreement, dated as of even date herewith, amending and restating the Original Loan Agreement and (ii) that certain Loan Agreement, dated as of even date herewith (collectively, the "Additional Loan Agreements"); and

First Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347



       WHEREAS, as an inducement to the Secured Party to enter into the Additional Loan Agreements and to make the loans provided for therein, the Debtor has agreed to amend the Security Agreement as herein provided;

       NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein and intending to be legally bound hereby, the Debtor hereby agrees with the Secured Party as follows:

       1. Section 2 of the Security Agreement is hereby amended and restated to read in its entirety as follows:

              "The security interest granted hereunder shall secure the following obligations (the "Obligations"): (a) all payments or performances to be made by the Borrower under the "Loan Documents" (as defined in that certain Amended and Restated Loan Agreement, dated as of even date herewith, between the Borrower and CoBank (the "Mississippi One Loan Agreement")), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated of even date herewith (the "Amended CoBank Note"), made by the Borrower to the Secured Party in the original principal face amount of $17,400,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (b) all payments or performances to be made by the Debtor under the "Loan Documents" (as defined in the Mississippi One Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated of even date herewith (the "Mississippi One Note"), made by the Debtor to the order of the Borrower, and assigned to the Secured Party, in the original face principal amount of $17,400,000, and all payments or performances under that certain Amended and Restated Continuing Guaranty, dated as of even date herewith (the "Mississippi One Guaranty"), made by the Debtor for the benefit of the Secured Party (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (c) all payments or performances to be made by Mercury, Inc. ("Mercury") under the "Loan Documents" (as defined in the Mississippi One Loan Agreement), including, without limitation, all payments and performances under that certain Continuing Guaranty (the "Mercury Guaranty"), dated as of even date herewith, made by Mercury for the benefit of the Secured Party (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (d) all payments or performances to be made by the Borrower under





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First Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347


       the "Loan Documents" (as defined in that certain Loan Agreement, dated as of even date herewith, between the Borrower and CoBank (the "Mercury Loan Agreement")), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith (the "CoBank Note"), made by the Borrower to the Secured Party in the original principal face amount of $5,000,000 (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (e) all payments or performance to be made by the Debtor under the "Loan Documents" (as defined in the Mercury Loan Agreement), including, without limitation, all payments or performances under the Mississippi One Guaranty (as any such Loan Documents may be amended, supplemented, modified, extended or restated from time to time); (f) all payments or performances to be made by Mercury under the "Loan Documents" (as defined in the Mercury Loan Agreement), including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith (the "Mercury Note"; the Amended CoBank Note, the Mississippi One Note, the CoBank Note and the Mercury Note, collectively, the "Notes"), made by Mercury to the order of the Borrower, and assigned to the Secured Party, in the original face principal amount of $5,000,000, and all payments or performances under the Mercury Guaranty (as any such Loan Documents may be amended, modified, extended, renewed, reinstated or replaced from time to time); and (g) the payment of all other indebtedness and the performance of all other obligations of the Borrower, Mercury or the Debtor to the Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties."

       2. The "Loan Documents" or a "Loan Document", when used in the Security Agreement, shall mean the "Loan Documents" as defined in the Additional Loan Documents.

       3. Section 4 of the Security Agreement is hereby amended so as to strike the phrase "(including, without limitation, the Loan Agreement, the Notes and the Mississippi One Guaranty)" and substitute the phrase "(including, without limitation, the Mississippi One





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First Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347


Loan Agreement, the Mercury Loan Agreement, the Notes, the Mississippi One Guaranty and the Mercury Guaranty)".

       4. Section 6(D) of the Security Agreement is hereby amended so as to strike the phrase "(as defined in the Loan Agreement)" and substitute the phrase "(as defined in the Mississippi One Loan Agreement)".


       5. Section 6(G) of the Security Agreement is hereby amended and restated to read in its entirety as follows:

              "This Security Agreement, the Secured Party's security interest in the Collateral, and all other documents or instruments contemplated hereby shall continue in full force and effect until all of the Obligations have been satisfied in full, each of the Mississippi One Loan Agreement, the Mercury Loan Agreement, the Mississippi One Guaranty and the Mercury Guaranty has been terminated in accordance with its respective terms and the Debtor has sent a valid written demand to the Secured Party for termination of this Security Agreement."

       6. The introduction to Section 7(D) of the Security Agreement is hereby amended and restated to read in its entirety as follows:

              "(D)    EVENT OF DEFAULT; REMEDIES.  Upon the occurrence of any
       Default hereunder, the Secured Party shall have the following rights and remedies with respect to the Louisiana Collateral, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in this Security Agreement, the Mississippi One Loan Agreement, the Mercury Loan Agreement, the Mississippi One Guaranty, the Mercury Guaranty or any related documents, under Chapter 9 of the Louisiana Commercial Laws (La. R.S. Sections 10:9-101, et seq.), under the Uniform Commercial Code of any state other than Louisiana, or at law or equity generally:"

       7. The first sentence of Section 7(D)(3) is hereby amended and restated to read in its entirety as follows:

              "(3)   Should any of the Louisiana Collateral be seized as an
       incident to an action for the recognition or enforcement of the Obligations or this Security Agreement, the Mississippi One Loan Agreement, the Mercury Loan Agreement, the Mississippi One Guaranty, the Mercury Guaranty or any related document, by executory process, sequestration, attachment, writ of fieri facias or otherwise, the





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First Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347


       Debtor agrees that the court issuing any such order shall, if requested by the Secured Party, appoint the Secured Party or any person or entity named by the Secured Party at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Collateral as provided under La. R.S. Sections 9:5136, et seq."

       8. Schedule A to the Security Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof Schedule A attached hereto.

       9. After giving effect to the amendments to and restatement of the Security Agreement set forth in this First Amendment, the representations and warranties of the Debtor set forth in the Security Agreement are true and correct as of the date hereof as if made on the date hereof.

       10. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the "Loan Documents" (as defined in the Additional Loan Agreements) or (ii) the validity or priority of the security interest created by the Security Agreement, it being the intention of the parties hereto merely to amend and restate the Security Agreement as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Security Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Debtor.

       11. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       12. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                           [Signatures on next page]





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First Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347



       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parishes, after a due reading of the whole.

       At Lake Charles, Louisiana, on May 15, 1996.

                                      MISSISSIPPI ONE CELLULAR
                                      TELEPHONE COMPANY


                                      By: /s/  THOMAS G. HENNING
                                         ----------------------------------
                                         Name:   THOMAS G. HENNING
                                              -----------------------------
                                         Title:  PRESIDENT
                                               ----------------------------

                                      Attest: /s/ ROBERT PIPER
                                             ------------------------------
                                             Name:   ROBERT PIPER
                                                  -------------------------
                                             Title:  SECRETARY
                                                   ------------------------

                                                      [CORPORATE SEAL]
Witnesses to all Signatures:

/s/ SHEILA KING
-----------------------------------
Witness

/s/ SHELLY F. VICKERS
-----------------------------------
Witness

/s/ SANDRA L. DALLY
-----------------------------------
Notary Public

My commission expires: LIFETIME COMMISSION
                       -------------------

       [NOTARIAL SEAL]





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
First Amendment to Security
Agreement/Mississippi One
Loan No. T0310
Loan No. T0347



       At Atlanta, Georgia on May 15, 1996.


                                   COBANK, ACB


                                   By:  /s/ MARY KAY DEERING
                                      -----------------------------------
                                      Name:   MARY KAY DEERING
                                           ------------------------------
                                      Title:  VICE PRESIDENT
                                            -----------------------------
Witnesses to Signature:

  /s/ TIMOTHY W. HENRY
-----------------------------------
Witness

     [ILLEGIBLE]
-----------------------------------
Witness

  /s/ SUSAN L. SOUTH
-----------------------------------
Notary Public

My commission expires: LIFETIME COMMISSION
                       -------------------

       [NOTARIAL SEAL]





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
                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT
                                       OF
                   MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY


       1. Set forth below are the present locations (by county or parish and state) of the Debtor's inventory and equipment:



                 Retail Store         -        Lafayette County, MS
                 Cell Site            -        Lafayette County, MS
                 Cell Site            -        Tate County, MS
                 Cell Site            -        Panola County, MS
                 Cell Site            -        Quitman County, MS
                 Cell Site            -        Tunica County, MS
                 Cell Site            -        Marshall County, MS
                 Cell Site            -        Coahoma County, MS

                 Office Site          -        Marengo, AL
                 Office Site          -        Fayette, AL
                 Cell Sites(2)        -        Pickens County, AL
                 Cell Site            -        Choctaw County, AL
                 Cell Site            -        Greene County, AL
                 Cell Site            -        Fayette County, AL
                 Cell Sites(2)        -        Marengo County, AL
                 Cell Site            -        Sumter County, AL
                 Cell Site            -        Lamar County, AL


         2. Set forth below are the locations (by county or parish and state) at which any of the Debtor's inventory and equipment has been located within the past five years;



                 Retail Store         -        Lafayette County, MS
                 Cell Site            -        Lafayette County, MS
                 Cell Site            -        Tate County, MS
                 Cell Site            -        Panola County, MS
                 Cell Site            -        Quitman County, MS
                 Cell Site            -        Tunica County, MS
                 Cell Site            -        Marshall County, MS
                 Cell Site            -        Coahoma County, MS

                 Office Site          -        Marengo, AL
                 Office Site          -        Fayette, AL
                 Cell Sites(2)        -        Pickens County, AL
                 Cell Site            -        Choctaw County, AL
                 Cell Site            -        Greene County, AL

                 Cell Site            -        Fayette County, AL
                 Cell Sites(2)        -        Marengo County, AL
                 Cell Site            -        Sumter County, AL
                 Cell Site            -        Lamar County, AL


         3. Set forth below is a description of any exceptions to the representation made in Section 3(E) of the Security Agreement:

                 None.